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                                                                     EXHIBIT 5.1

November 14, 1996

ViroPharma Incorporated
76 Great Valley Parkway
Malvern, PA 19355


Re:  ViroPharma Incorporated
     Registration Statement on Form S-1 (No. 333-12407)
     --------------------------------------------------

Ladies and Gentlemen:

We have acted as counsel to ViroPharma Incorporated (formerly ViroPharma, Inc.), a Delaware corporation (the "Company"), in connection with the preparation of the subject Registration Statement on Form S-1, as amended (the "Registration Statement"), filed with the Securities and Exchange Commission pursuant to the Securities Act of 1933, as amended (the "Act"), to register up to 2,587,500 shares (the "Shares") of Common Stock, par value $0.002 per share (the "Common Stock") to be sold in a public offering (the "Offering"), including 337,500 shares of Common Stock subject to an overallotment option, all of which shares are authorized but heretofore unissued.

In rendering the opinion set forth below, we have reviewed (a) the Registration Statement; (b) the Company's Amended and Restated Certificate of Incorporation, as amended, and the form of the Company's Second Amended and Restated Certificate of Incorporation to be filed upon the closing of the Offering with the Secretary of State of the State of Delaware; (c) the Company's By-Laws,as amended; (d) certain records of the Company's corporate proceedings as reflected in its minute and stock books; (e) the form of underwriting agreement filed as
Exhibit 1.1 to the Registration Statement, to be executed by the Company and Cowen & Company and J.P. Morgan Securities Inc., as Representatives of the Underwriters (the "Underwriting Agreement"); and (f) such records, documents, statutes and decisions as we have deemed relevant. In our examination, we have assumed the genuineness of all signatures, the authenticity of all documents submitted to us as originals and the conformity with the original of all documents submitted to us as copies thereof.

Based upon the foregoing, we are of the opinion that the Shares to be sold by the Company as described in the Registration Statement, when and to the extent purchased by the Underwriters in accordance with the Underwriting Agreement, will be validly issued, fully paid and nonassessable.

We hereby consent to the use of this opinion as Exhibit 5.1 to the Registration Statement and to the reference to this firm under the caption "Legal Matters." In giving such opinion, we do not thereby admit that we are acting within the category of persons whose consent is required under Section 7 of the Act or the rules or regulations of the Securities and Exchange Commission thereunder.

Very truly yours,

/s/ Morgan, Lewis & Bockius LLP